Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Osmotica Pharmaceuticals plc

Dublin, Ireland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-228045) of Osmotica Pharmaceuticals plc, of our report dated March 27, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 27, 2019